EXHIBIT INDEX

Exhibit A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3
-------------------------------------------------------

Exhibit A:
[THREE TRANSACTIONS]

FORM 10f-3
THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  High Yield Bond
Portfolio
2. Issuer:  Xerox Corporation  (rate-9 3/4%, due 1/15/09)

3.	Date of Purchase:  1/14/02
4.	Underwriter from whom purchased:  Deutsche Banc Alex
Brown Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate (attach list of all members of syndicate):

	PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $1.4 million (total offering:  $571
million)
7.	Aggregate principal amount of purchase by funds advised
by BlackRock (out of total offering):  $11.4 million
8.	Purchase price (net of fees and expenses):  95.167
9.	Date offering commenced:  1/14/02
10.	Offering price at end of first day on which any sales
were made:  95.25

11.	Have the following conditions been satisfied:  YES  OR  NO
a.	The securities are part of an issue
	registered under the Securities Act of
		1933, as amended, which is being offered
		to the public, or are Eligible Municipal
		Securities, or are securities sold in an
Eligible Foreign Offering or are
		securities sold in an Eligible Rule 144A
		Offering.						_X_	___

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.			_X_	___

	c.	The underwriting was a firm commitment
		underwriting.					_X_	___

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period._X_	___

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors)_X_	___

Approved: /s/ Michael Buchanan
Date: _____1/14/02_____




FORM 10f-3
THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  High Yield Bond
Portfolio
2. Issuer:  RFS Partnership  (rate-9 3/4%, due 3/01/12)

3.	Date of Purchase:  2/21/02
4.	Underwriter from whom purchased:  Credit Suisse First
Boston Corp.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate (attach list of all members of syndicate):

	PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $2.5 million (total offering:  $125
million)
7.	Aggregate principal amount of purchase by funds advised
by BlackRock (out of total offering):  $5 million
8.	Purchase price (net of fees and expenses):  100
9.	Date offering commenced:  2/21/02
10.	Offering price at end of first day on which any sales
were made:  102.53

11.	Have the following conditions been satisfied:  Yes  or  No
a.	The securities are part of an issue
	registered under the Securities Act of
		1933, as amended, which is being offered
		to the public, or are Eligible Municipal
		Securities, or are securities sold in an
		Eligible Foreign Offering or are
		securities sold in an Eligible Rule 144A
		Offering.						_X_	___

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.			_X_	___

	c.	The underwriting was a firm commitment
		underwriting.					_X_	___

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period. _X_	___

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors)._X_	___


Approved: _/s/ Michael Buchanan____________________ Date:
_2/21/02___________


FORM 10f-3
BLACKROCK FUNDS
(the "Trust")

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  PA Tax-Free Income
Portfolio
2. Issuer:  Philadelphia Authority for Industrial
Development Lease Revenue, PA (Revenue, rate-5 %, due 10/01/09)

3.	Date of Purchase:  12/12/01
4.	Underwriter from whom purchased:  Bear Stearns & Co.
Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate (attach list of all members of syndicate):

	PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $1.75 million (total offering:  $346.79
million)
7.	Aggregate principal amount of purchase by funds advised
by BlackRock (out of total offering):  $1.75 million
8.	Purchase price (net of fees and expenses):  105.547
9.	Date offering commenced:  12/01/01
10.	Offering price at end of first day on which any sales
were made:  105.547
11.	Have the following conditions been satisfied:  Yes  or  No
a.	The securities are part of an issue
	registered under the Securities Act of
		1933, as amended, which is being offered
		to the public, or are Eligible Municipal
		Securities, or are securities sold in an
 		Eligible Foreign Offering or are
		securities sold in an Eligible Rule 144A
		Offering.						_X_	___

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.			_X_ 	___

	c.	The underwriting was a firm commitment
		underwriting.					_X_	___

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period. _X_	___

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors). _X_	___


Approved: _(s) Kevin Klingert__________________________
Date: _12/12/01_______